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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Sybase, Inc. for the registration of 750,000 shares of its Common Stock of our report dated January 17, 1996 with respect to the consolidated financial statements of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


San Francisco, California
February 27, 1997





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